EXHIBIT 5
                                SULLIVAN & WORCESTER LLP
                                ONE POST OFFICE SQUARE
                              BOSTON, MASSACHUSETTS 02109
                                    (617) 338-2800
                                 FAX NO. 617-338-2880
    IN WASHINGTON, D.C.                                    IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
      (202) 775-8190                                         (212) 486-8200
   FAX NO. 202-293-2275                                    FAX NO. 212-758-2151





                                                             October 24, 1997



SIS Bancorp, Inc.
1441 Main Street
Springfield, Massachusetts 01102

         Re:      Registration Statement on Form S-3
                  146,400 shares of Common Stock, par value $.01 per share

Gentlemen:

         The following opinion is furnished to you in connection with the registration by SIS Bancorp, Inc., a Delaware corporation (the "Company"), pursuant to a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of 146,400 shares (the "Shares") of Common Stock, par value $.01 par value (the "Common Stock"). Some or all of the Shares may be offered by the Company in connection with the Agreement and Plan of Reorganization dated as of August 18, 1997 between the Company and Glastonbury Bank & Trust Company and the transactions contemplated thereby, which is the subject of a separate Registration Statement on Form S-4 filed this date with the Securities and Exchange Commission.

         We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation of the Company as presently in effect, corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth. We express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware.

SIS Bancorp, Inc.
October 24, 1997
Page 2

         Based on and subject to the foregoing, we are of the opinion that: (a) the Shares have been duly and validly authorized by the Company; and (b) all necessary action on the part of the Company in connection with the issuance of said Shares has been taken and, upon issuance of the Shares in accordance with the terms of the Prospectus contained in the Registration Statement, said Shares will be validly issued, fully paid and nonassessable by the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm made therein under the caption "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                               Very truly yours,

                                               /s/SULLIVAN & WORCESTER LLP

                                               SULLIVAN & WORCESTER LLP